Exhibit 24.1

ASSURANT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of Assurant, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint Robert B. Pollock, Michael J. Peninger, Bart R. Schwartz and John A. Sondej, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, to be filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended, or any amendments thereto, and all other documents in connection therewith to be filed with the U.S. Securities and Exchange Commission (the “SEC”), and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

The undersigned hereby grants to said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact as agents or any of them, or the substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: January 20, 2011

Signature	Title

/s/ Robert B. Pollock Robert B. Pollock	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael J. Peninger Michael J. Peninger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John A. Sondej John A. Sondej	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Elaine D. Rosen Elaine D. Rosen	Non-Executive Board Chair and Director

/s/ Beth L. Bronner Beth L. Bronner	Director

/s/ Howard L. Carver Howard L. Carver	Director

/s/ Juan N. Cento Juan N. Cento	Director

/s/ Allen R. Freedman Allen R. Freedman	Director

/s/ Lawrence V. Jackson Lawrence V. Jackson	Director

/s/ David B. Kelso David B. Kelso	Director

/s/ Charles J. Koch Charles J. Koch	Director

/s/ H. Carroll Mackin H. Carroll Mackin	Director

/s/ John Michael Palms John Michael Palms	Director

/s/ John A. Swainson John A. Swainson	Director

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